Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS 2019 NET INCOME INCREASES 43% TO A RECORD $23.3 MILLION
Fourth Quarter 2019 Net Income Up 42% Compared to Prior Year Period

MADISON, Wis., January 23, 2020 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company” or “First Business”) (Nasdaq:FBIZ) reported strong fourth quarter and record full year 2019 net income as the Company continued to execute on key initiatives, resulting in an increase in top line revenue, reduction in the level of non-performing assets, improvement in operating efficiency, and strong in-market deposit growth.

Summary results for the year ended December 31, 2019:

•	Record net income of $23.3 million increased by $7.0 million, or 43.1%, compared to $16.3 million in 2018.

•	Diluted earnings per common share measured $2.68 compared to $1.86 in 2018.

•	Return on average assets and return on average equity measured 1.14% and 12.55%, respectively, compared to 0.86% and 9.41%, respectively, in 2018.

•	Net interest margin was 3.61% compared to 3.72% in 2018.

•	Top line revenue, the sum of net interest income and non-interest income, totaled $93.3 million, an increase of 9.1% compared to $85.5 million in 2018.

•	Provision for loan and lease losses was $2.1 million compared to $5.5 million in 2018.

•	SBA recourse provision was $188,000 compared to $1.9 million in 2018.

•	Efficiency ratio improved to 66.59%, down from 67.77% in 2018.

Summary results as of and for the quarter ended December 31, 2019:

•	Net income totaled $5.8 million compared to $5.1 million for the linked quarter and $4.1 million for the fourth quarter of 2018.

•	Diluted earnings per common share measured $0.67 compared to $0.59 and $0.46 for the linked and prior year quarters, respectively.

•
Annualized return on average assets and annualized return on average equity measured 1.09% and 11.93%, respectively, compared to 0.97% and 10.68%, respectively, for the linked quarter and 0.83% and 9.06%, respectively, for the fourth quarter of 2018.

•	Net interest margin was 3.73% compared to 3.40% for the linked quarter and 3.69% for the fourth quarter of 2018.

•	Top line revenue totaled $25.7 million compared to $22.6 million for the linked quarter and $21.8 million for the fourth quarter of 2018.

•	Provision for loan and lease losses was $1.5 million compared to $1.3 million and $983,000 for the linked and prior year quarters, respectively.

•	SBA recourse provision was $21,000 compared to a benefit of $427,000 for the linked quarter and expense of $1.8 million for the fourth quarter of 2018.

•	Efficiency ratio improved to 64.77% from 66.41% for the linked quarter and 66.95% for the fourth quarter of 2018.

•
Average gross loans and leases of $1.744 billion increased by $12.9 million, or 3.0% annualized, from the linked quarter and $127.1 million, or 7.9%, compared to the fourth quarter of 2018. Period-end gross loans and leases receivable of $1.715 billion decreased $5.9 million during the fourth quarter of 2019 and increased $97.0 million, or 6.0%, from $1.618 billion at December 31, 2018.

•	Non-performing assets were $23.5 million, or 1.12% of total assets, compared to $25.7 million, or 1.23%, at September 30, 2019 and $27.8 million, or 1.42%, at December 31, 2018.

•
Average in-market deposits of $1.350 billion increased $52.1 million, or 16.0% annualized, during the fourth quarter of 2019 and $207.8 million, or 18.2%, from December 31, 2018. Record period-end in-market deposits of $1.379 billion increased $57.9 million, or 17.5% annualized, during the fourth quarter of 2019 and $199.5 million, or 16.9%, from December 31, 2018.

“We are extremely pleased to report record earnings for 2019. Through the efforts of our talented team of bankers, we achieved strong loan growth and outstanding in-market deposit growth, while also continuing to improve our operating efficiency,” said Corey Chambas, President and Chief Executive Officer. “Our investments in people and infrastructure are driving these significantly improved quarterly and annual results,” Chambas added.

Fourth Quarter 2019 Results of Operations
Net interest income of $18.5 million increased by $1.7 million, or 10.1%, compared to the linked quarter and $1.4 million, or 7.9%, compared to the fourth quarter of 2018. Net interest income reflected an increase in net interest margin, higher average loans and leases outstanding, and an increase in loan fees received in lieu of interest. Fees in lieu of interest, defined as prepayment fees, asset-based loan fees, and non-accrual interest, which can be variable from quarter to quarter, totaled $1.8 million, compared to $1.1 million for the linked quarter and $1.4 million for the fourth quarter of 2018. Fourth quarter 2019 net interest income included $67,000 of one-time interest expense related to exercising the call options on brokered deposits. Third quarter 2019 net interest income included $261,000 and $47,000 of one-time interest expense related to exercising the call options on subordinated debt and brokered deposits, respectively. Excluding these one-time interest expense items and fees collected in lieu of interest in all periods of comparison, net interest income increased $713,000, or 4.5%, compared to the linked quarter and $1.0 million, or 6.5%, compared to the fourth quarter of 2018.
Net interest margin measured 3.73% for the fourth quarter of 2019, compared to 3.40% in the linked quarter and 3.69% in the fourth quarter of 2018. Net interest margin reflected a decrease in the rate paid on average interest-bearing liabilities, combined with the aforementioned increase in loan fees in lieu of interest. Excluding fees collected in lieu of interest and one-time interest expense related to exercising the call options on subordinated debt and brokered deposits, net interest margin measured 3.38% for the fourth quarter of 2019, compared to 3.25% in the linked quarter and 3.39% in the fourth quarter of 2018. This improvement in net interest margin compared to the linked quarter is primarily due to the reduction in the rate paid on deposits following the Federal Reserve’s third and final rate cut of 2019, which more than offset the decline in variable loan rates. Management expects the execution of its strategies will allow the Company to maintain a net interest margin, including fees collected in lieu of interest, at or above its target of 3.50%.
The Company recorded a provision for loan and lease losses of $1.5 million in the fourth quarter of 2019, compared to $1.3 million and $983,000 in the linked quarter and prior year quarter, respectively. The increase in provision for the fourth quarter of 2019 was in large part due to increases in specific reserves related to previously impaired legacy SBA relationships. Net charge-offs were $2.1 million in the fourth quarter of 2019, compared to $998,000 in the linked quarter and $1.0 million in the prior year quarter. The increase in net charge-offs was related to existing impaired legacy SBA loans and offset by a reduction in the previously established specific reserves.
Non-interest income totaled $7.2 million, or 28.0% of total revenue, for the fourth quarter of 2019, surpassing the Company’s goal of 25% of total revenue, compared to $5.8 million, or 25.7% of total revenue, in the linked quarter and $4.6 million, or 21.4% of total revenue, in the prior year quarter.
Trust and investment services fee income totaled $2.1 million in the current and linked quarters compared to $1.9 million in the prior year quarter. Trust assets under management and administration measured a record $1.892 billion at December 31, 2019, up $91.7 million, or 20.4% annualized, from the linked quarter and up $261.9 million, or 16.1%, from December 31, 2018. Management expects new business development efforts to remain strong in 2020 and beyond as the Company continues to expand its private wealth management business outside its Madison, Wisconsin, market.
Commercial loan interest rate swap fee income totaled a record $2.3 million in the fourth quarter of 2019, compared to $374,000 in the linked quarter and $662,000 in the fourth quarter of 2018. The above average swap fee income in the quarter was primarily due to one large commercial real estate transaction which generated a $1.1 million fee. Interest rate swaps continue to be an attractive product for the Company’s commercial borrowers, although associated fee income can be variable from period to period based on client demand and the interest rate environment in any given quarter.
Gains on sale of SBA loans totaled $465,000 in the fourth quarter of 2019, an increase of $11,000, or 9.7% annualized, compared to $454,000 in the linked quarter and an increase of $198,000, or 74.2%, compared to $267,000 in the fourth quarter of 2018. Based on the Company’s enhanced business development team and growing pipeline of new business, management believes the gain on sale of SBA loans will continue to increase at a measured pace moving forward.
Other fee income totaled $1.2 million in the fourth quarter of 2019, a decrease of $488,000, or 29.2%, compared to $1.7 million in the linked quarter and an increase of $560,000, or 89.5%, compared to $626,000 in the fourth quarter of 2018. Returns on the investment in mezzanine funds were $241,000 in the fourth quarter of 2019, compared to $770,000 in the linked quarter and $100,000 in the prior year quarter. The increase compared to the prior year quarter was also due to a $207,000 gain from the sale of a state tax credit and increased fee income from our newly established division, First Business Consulting Services, which provides investment portfolio administrative and asset/liability management services.
Non-interest expense was $16.8 million for the fourth quarter of 2019, compared to $14.7 million for the linked quarter and $18.2 million in the fourth quarter of 2018. Operating expense, which excludes certain one-time and discrete items as defined in the Efficiency Ratio table included in the Non-GAAP Reconciliations at the end of this release, totaled $16.6 million in the fourth quarter of 2019, compared to $15.0 million in the linked quarter and $14.6 million in the prior year quarter.

Compensation expense for the three months ended December 31, 2019 was $11.0 million, an increase of $706,000 compared to the linked and prior year quarters and an increase of $1.6 million compared to the prior year quarter. The increase in compensation expense from the linked quarter reflects a $606,000 increase in the Company’s performance-based incentive compensation accrual based on actual full year 2019 results. Full-time equivalent employees (“FTE”) were 288 at December 31, 2019, compared to 281 at September 30, 2019 and 274 at December 31, 2018. The year-over-year increase in FTEs consists of eight net new production positions and six net new support positions.
Professional fee expense for the three months ended December 31, 2019 was $957,000, an increase of $206,000 compared to the linked quarter and $78,000 compared to the prior year quarter. The increase compared to the linked quarter was due to an increase in audit and consulting fees.
Other non-interest expense for the three months ended December 31, 2019 was $1.6 million, an increase of $683,000 compared to the linked quarter and $770,000 compared to the prior year quarter. The increase in other non-interest expense compared to both the linked and prior year quarters was principally due to a one-time right-of-use impairment of $299,000 from vacating and subleasing unused office space in our Kansas City market. The Company also experienced an increase in business travel and training costs consistent with the increase in FTEs referenced above.
Exceptional operating revenue resulted in a reduction in the Company’s fourth quarter 2019 efficiency ratio to 64.77%, compared to 66.41% for the linked quarter and 66.95% for the prior year quarter. The increase in operating revenue was principally attributable to the improvement in net interest margin and above average fee income generated by the Company’s commercial loan interest rate swap program. This increase in operating revenue was partially offset by the increase in incentive compensation expense related to the Company’s strong full year 2019 performance.
Balance Sheet
Period-end gross loans and leases receivable totaled $1.715 billion at December 31, 2019, decreasing $5.9 million from September 30, 2019 and increasing $97.0 million, or 6.0%, from December 31, 2018. Average gross loans and leases receivable totaled $1.744 billion at December 31, 2019, increasing $12.9 million, or 3.0% annualized, from September 30, 2019 and increasing $127.1 million, or 7.9%, from December 31, 2018. The decrease in period-end loans and leases receivable compared to the linked quarter was primarily due to above average prepayments, which generated the substantial increase in fees collected in lieu of interest during the quarter.
“Commercial loan production was very strong this year, however, our loan payoff activity was elevated, particularly in the second half of the year, which tempered our year-over-year ending loan growth,” said Chambas. “We don’t believe these above average payoffs were due to any ongoing trend as they occurred across multiple loan types, geographies, and business lines. We remain optimistic about our team’s ability to grow loans in line with the high single-digit levels our average loan balances grew this year.”
Period-end in-market deposits increased to a record $1.379 billion, or 75.5% of total bank funding at December 31, 2019, compared to $1.321 billion, or 72.7%, at September 30, 2019 and $1.179 billion, or 68.2%, at December 31, 2018. Total bank funding is defined as total deposits plus FHLB advances. The largest contributors to in-market deposit growth in 2019 were transaction accounts and money markets, increasing $57.1 million and $158.4 million, respectively, compared to the prior year quarter. Importantly, this above average growth was achieved while maintaining pricing discipline and setting deposit rates below the alternative sources of wholesale funding. The rate paid on average in-market deposits was 1.14% for the fourth quarter of 2019, compared to 1.47% in the linked quarter and 1.27% in the prior year quarter.
“It was an extraordinary year at First Business for in-market deposit growth,” said Chambas. “In 2019, not only did we grow deposits to record levels and more than fully fund our net loan growth for the year, but we did so while maintaining a strong net interest margin amid a very turbulent and uncertain interest rate environment. We remain focused on retaining and growing these relationships further in 2020 to continue supporting our expectations of above market loan growth.”
Period-end wholesale funding was $446.5 million at December 31, 2019, including FHLB advances of $295.0 million, brokered certificates of deposit of $150.5 million, and deposits gathered through internet deposit listing services of $1.0 million, compared to period-end wholesale funding of $496.4 million at September 30, 2019 and $550.4 million at December 31, 2018. The rate paid on average wholesale funding was 2.21% for the fourth quarter of 2019, compared to 2.25% in the linked quarter and 2.18% in the prior year quarter. The rate paid on average wholesale funding is greater than the cost of in-market deposits and changes more gradually because the portfolio includes longer original maturities as the Company match-funds its longer-term fixed rate loans to mitigate interest rates risk. The weighted average original maturity for wholesale funds as of December 31, 2019 and September 30, 2019 was 5.3 years, compared to 4.2 years at December 31, 2018.

Asset Quality
Non-performing assets were $23.5 million, or 1.12% of total assets, at December 31, 2019, compared to $25.7 million, or 1.23% of total assets, and $27.8 million, or 1.42% of total assets, at the end of the linked quarter and fourth quarter of 2018, respectively. The decrease from the linked quarter was primarily due to current quarter charge-offs of $2.2 million, the majority of which related to legacy SBA relationships previously classified as impaired for which we were fully reserved, as well as payments received on non-performing loans.
Capital Strength
The Company’s capital ratios continued to exceed the highest required regulatory benchmark levels. As of December 31, 2019, total capital to risk-weighted assets was 12.01%, tier 1 capital to risk-weighted assets was 9.77%, tier 1 leverage capital to adjusted average assets was 9.27%, and common equity tier 1 capital to risk-weighted assets was 9.27%. In addition, as of December 31, 2019, tangible common equity to tangible assets was 8.74%.
Share Repurchases
As of January 17, 2020, the Company had repurchased 98,356 shares of its common stock at a weighted average price of $24.78 per share, for a total value of $2.4 million. Under the previously disclosed stock repurchase program approved by its Board of Directors on September 20, 2019 and ending on September 30, 2020, the company has $2.6 million of buyback authority remaining as of January 17, 2020.
Quarterly Dividend
As previously announced, during the fourth quarter of 2019, the Company’s Board of Directors declared a regular quarterly dividend of $0.15 per share. The dividend was paid on November 14, 2019 to stockholders of record at the close of business on November 4, 2019. Measured against fourth quarter 2019 diluted earnings per share of $0.67, the dividend represents a 22.4% payout ratio. The Board of Directors routinely considers dividend declarations as part of its normal course of business.

About First Business Financial Services, Inc.
First Business Financial Services, Inc. (Nasdaq:FBIZ) is a Wisconsin-based bank holding company focused on the unique needs of businesses, business executives, and high net worth individuals. First Business offers commercial banking, specialty finance, and private wealth management solutions, and because of its niche focus, is able to provide its clients with unmatched expertise, accessibility, and responsiveness. For additional information, visit www.firstbusiness.com or call 608-238-8008.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:

•	Competitive pressures among depository and other financial institutions nationally and in our markets.

•	Adverse changes in the economy or business conditions, either nationally or in our markets.

•	Increases in defaults by borrowers and other delinquencies.

•	Our ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.

•	Fluctuations in interest rates and market prices.

•	Changes in legislative or regulatory requirements applicable to us and our subsidiaries.

•	Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.

•	Fraud, including client and system failure or breaches of our network security, including our internet banking activities.

•	Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.
For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.com

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$67,102	$60,958	$45,875	$56,335	$86,546
Securities available-for-sale, at fair value	173,133	160,665	158,933	156,783	138,358
Securities held-to-maturity, at amortized cost	32,700	33,400	34,519	35,914	37,731
Loans held for sale	5,205	3,070	4,786	5,447	5,287
Loans and leases receivable	1,714,635	1,720,542	1,719,976	1,656,646	1,617,655
Allowance for loan and lease losses	(19,520)	(20,170)	(19,819)	(20,449)	(20,425)
Loans and leases receivable, net	1,695,115	1,700,372	1,700,157	1,636,197	1,597,230
Premises and equipment, net	2,557	2,740	2,866	3,043	3,284
Foreclosed properties	2,919	2,902	2,660	2,547	2,547
Right-of-use assets	7,205	7,524	7,853	8,180	—
Bank-owned life insurance	42,761	42,432	42,127	41,830	41,538
Federal Home Loan Bank stock, at cost	7,953	8,315	6,720	6,635	7,240
Goodwill and other intangible assets	11,922	11,946	12,000	12,017	12,045
Accrued interest receivable and other assets	48,207	58,469	51,808	40,714	34,651
Total assets	$2,096,779	$2,092,793	$2,070,304	$2,005,642	$1,966,457
Liabilities and Stockholders’ Equity
In-market deposits	$1,378,903	$1,320,957	$1,290,258	$1,239,494	$1,179,448
Wholesale deposits	151,476	187,859	239,387	262,212	275,851
Total deposits	1,530,379	1,508,816	1,529,645	1,501,706	1,455,299
Federal Home Loan Bank advances and other borrowings	319,382	332,897	297,972	269,958	298,944
Junior subordinated notes	10,047	10,044	10,040	10,037	10,033
Lease liabilities	7,541	7,866	8,187	8,504	—
Accrued interest payable and other liabilities	35,274	42,378	35,605	30,337	21,474
Total liabilities	1,902,623	1,902,001	1,881,449	1,820,542	1,785,750
Total stockholders’ equity	194,156	190,792	188,855	185,100	180,707
Total liabilities and stockholders’ equity	$2,096,779	$2,092,793	$2,070,304	$2,005,642	$1,966,457

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Total interest income	$25,613	$25,438	$25,309	$25,679	$24,522	$102,040	$91,275
Total interest expense	7,139	8,662	8,457	7,925	7,407	32,184	23,933
Net interest income	18,474	16,776	16,852	17,754	17,115	69,856	67,342
Provision for loan and lease losses	1,472	1,349	(784)	49	983	2,085	5,492
Net interest income after provision for loan and lease losses	17,002	15,427	17,636	17,705	16,132	67,771	61,850
Trust and investment service fees	2,073	2,060	2,138	1,927	1,919	8,197	7,744
Gain on sale of SBA loans	465	454	297	242	267	1,459	1,451
Service charges on deposits	789	795	743	777	770	3,104	3,062
Loan fees	451	439	464	414	408	1,767	1,783
Net loss on sale of securities	(42)	(4)	—	—	(4)	(46)	(4)
Swap fees	2,267	374	1,051	473	662	4,165	1,670
Other non-interest income	1,186	1,674	1,112	805	626	4,777	2,461
Total non-interest income	7,189	5,792	5,805	4,638	4,648	23,423	18,167
Compensation	11,030	10,324	10,503	10,165	9,432	42,021	37,439
Occupancy	563	580	559	590	560	2,293	2,192
Professional fees	957	751	784	1,210	879	3,703	3,869
Data processing	639	654	689	581	614	2,562	2,362
Marketing	610	548	581	482	617	2,221	2,135
Equipment	292	277	272	389	345	1,230	1,434
Computer software	929	859	827	799	780	3,414	3,015
FDIC insurance	46	1	302	293	353	641	1,478
Collateral liquidation cost (recovery)	10	110	89	(91)	193	119	646
Net (gain) loss on foreclosed properties	(17)	262	(21)	—	337	224	367
Tax credit investment impairment (recovery)	113	(120)	2,088	2,014	1,529	4,094	2,083
SBA recourse provision (benefit)	21	(427)	113	481	1,795	188	1,913
Other non-interest expense	1,580	897	678	829	810	3,985	3,430
Total non-interest expense	16,773	14,716	17,464	17,742	18,244	66,695	62,363
Income before income tax expense (benefit)	7,418	6,503	5,977	4,601	2,536	24,499	17,654
Income tax expense (benefit)	1,650	1,418	(595)	(1,298)	(1,528)	1,175	1,351
Net income	$5,768	$5,085	$6,572	$5,899	$4,064	$23,324	$16,303

Per common share:
Basic earnings	$0.67	$0.59	$0.75	$0.67	$0.46	$2.68	$1.86
Diluted earnings	0.67	0.59	0.75	0.67	0.46	2.68	1.86
Dividends declared	0.15	0.15	0.15	0.15	0.14	0.60	0.56
Book value	22.67	22.09	21.71	21.12	20.57	22.67	20.57
Tangible book value	21.27	20.71	20.33	19.75	19.20	21.27	19.20
Weighted-average common shares outstanding(1)	8,442,675	8,492,445	8,569,581	8,621,221	8,662,025	8,515,375	8,640,198
Weighted-average diluted common shares outstanding(1)	8,442,675	8,492,445	8,569,581	8,621,221	8,662,025	8,515,375	8,640,198

(1)	Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	December 31, 2019			September 30, 2019			December 31, 2018
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,161,802	$14,319	4.93%	$1,153,591	$14,568	5.05%	$1,093,472	$14,259	5.22%
Commercial and industrial loans(1)	523,237	9,239	7.06%	517,043	8,697	6.73%	461,041	8,129	7.05%
Direct financing leases(1)	28,439	308	4.33%	29,600	316	4.27%	32,721	339	4.14%
Consumer and other loans(1)	30,830	330	4.28%	31,195	341	4.37%	29,963	330	4.41%
Total loans and leases receivable(1)	1,744,308	24,196	5.55%	1,731,429	23,922	5.53%	1,617,197	23,057	5.70%
Mortgage-related securities(2)	172,539	1,047	2.43%	167,113	1,060	2.54%	143,109	891	2.49%
Other investment securities(3)	23,132	126	2.18%	24,755	134	2.17%	30,851	156	2.02%
FHLB stock	7,958	97	4.88%	7,692	85	4.42%	7,049	87	4.94%
Short-term investments	32,985	147	1.78%	40,707	237	2.33%	54,625	331	2.42%
Total interest-earning assets	1,980,922	25,613	5.17%	1,971,696	25,438	5.16%	1,852,831	24,522	5.29%
Non-interest-earning assets	126,443			121,589			95,523
Total assets	$2,107,365			$2,093,285			$1,948,354
Interest-bearing liabilities
Transaction accounts	$221,446	629	1.14%	$217,870	919	1.69%	$245,910	850	1.38%
Money market	676,255	2,345	1.39%	642,385	2,857	1.78%	504,698	2,044	1.62%
Certificates of deposit	146,128	888	2.43%	154,095	983	2.55%	134,356	738	2.20%
Wholesale deposits	172,033	1,036	2.41%	211,528	1,247	2.36%	302,968	1,631	2.15%
Total interest-bearing deposits	1,215,862	4,898	1.61%	1,225,878	6,006	1.96%	1,187,932	5,263	1.77%
FHLB advances	304,049	1,590	2.09%	307,060	1,673	2.18%	264,043	1,454	2.20%
Other borrowings	24,462	371	6.07%	27,545	703	10.21%	24,435	410	6.71%
Junior subordinated notes	10,045	280	11.15%	10,041	280	11.15%	10,031	280	11.17%
Total interest-bearing liabilities	1,554,418	7,139	1.84%	1,570,524	8,662	2.21%	1,486,441	7,407	1.99%
Non-interest-bearing demand deposit accounts	306,278			283,675			257,320
Other non-interest-bearing liabilities	53,271			48,688			25,101
Total liabilities	1,913,967			1,902,887			1,768,862
Stockholders’ equity	193,398			190,398			179,492
Total liabilities and stockholders’ equity	$2,107,365			$2,093,285			$1,948,354
Net interest income		$18,474			$16,776			$17,115
Interest rate spread			3.33%			2.95%			3.30%
Net interest-earning assets	$426,504			$401,172			$366,390
Net interest margin			3.73%			3.40%			3.69%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

(4)	Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Year Ended
(Dollars in thousands)	December 31, 2019			December 31, 2018
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,142,201	$58,330	5.11%	$1,074,873	$53,620	4.99%
Commercial and industrial loans(1)	500,058	35,251	7.05%	447,687	30,043	6.71%
Direct financing leases(1)	30,462	1,276	4.19%	31,276	1,268	4.05%
Consumer and other loans(1)	31,250	1,372	4.39%	29,761	1,297	4.36%
Total loans and leases receivable(1)	1,703,971	96,229	5.65%	1,583,597	86,228	5.45%
Mortgage-related securities(2)	161,969	4,069	2.51%	137,145	3,185	2.32%
Other investment securities(3)	26,661	568	2.13%	33,929	657	1.94%
FHLB and FRB stock	7,398	357	4.83%	7,472	290	3.88%
Short-term investments	35,344	817	2.31%	49,365	915	1.85%
Total interest-earning assets	1,935,343	102,040	5.27%	1,811,508	91,275	5.04%
Non-interest-earning assets	113,692			92,631
Total assets	$2,049,035			$1,904,139
Interest-bearing liabilities
Transaction accounts	$222,244	3,408	1.53%	$269,943	2,671	0.99%
Money market	617,341	10,576	1.71%	491,756	5,375	1.09%
Certificates of deposit	156,048	3,852	2.47%	94,172	1,599	1.70%
Wholesale deposits	225,302	5,122	2.27%	302,440	5,888	1.95%
Total interest-bearing deposits	1,220,935	22,958	1.88%	1,158,311	15,533	1.34%
FHLB advances	286,464	6,219	2.17%	274,382	5,640	2.06%
Other borrowings	25,236	1,895	7.51%	24,537	1,648	6.72%
Junior subordinated notes	10,040	1,112	11.08%	10,025	1,112	11.09%
Total interest-bearing liabilities	1,542,675	32,184	2.09%	1,467,255	23,933	1.63%
Non-interest-bearing demand deposit accounts	275,495			241,529
Other non-interest-bearing liabilities	45,047			22,076
Total liabilities	1,863,217			1,730,860
Stockholders’ equity	185,818			173,279
Total liabilities and stockholders’ equity	$2,049,035			$1,904,139
Net interest income		$69,856			$67,342
Interest rate spread			3.19%			3.41%
Net interest-earning assets	$392,668			$344,253
Net interest margin			3.61%			3.72%

(1)
The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.

(2)	Includes amortized cost basis of assets available for sale and held to maturity.

(3)	Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.

(4)	Represents annualized yields/rates.

PERFORMANCE RATIOS

	For the Three Months Ended					For the Year Ended
(Unaudited)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Return on average assets (annualized)	1.09%	0.97%	1.30%	1.20%	0.83%	1.14%	0.86%
Return on average equity (annualized)	11.93%	10.68%	14.09%	13.67%	9.06%	12.55%	9.41%
Efficiency ratio	64.77%	66.41%	67.41%	68.04%	66.95%	66.59%	67.77%
Interest rate spread	3.33%	2.95%	3.10%	3.37%	3.30%	3.19%	3.41%
Net interest margin	3.73%	3.40%	3.52%	3.79%	3.69%	3.61%	3.72%
Average interest-earning assets to average interest-bearing liabilities	127.44%	125.54%	123.99%	124.78%	124.65%	125.45%	123.46%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Non-accrual loans and leases	$20,613	$22,789	$25,864	$23,540	$25,301
Foreclosed properties	2,919	2,902	2,660	2,547	2,547
Total non-performing assets	23,532	25,691	28,524	26,087	27,848
Performing troubled debt restructurings	140	146	151	169	180
Total impaired assets	$23,672	$25,837	$28,675	$26,256	$28,028

Non-accrual loans and leases as a percent of total gross loans and leases	1.20%	1.32%	1.50%	1.42%	1.56%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	1.37%	1.49%	1.66%	1.57%	1.72%
Non-performing assets as a percent of total assets	1.12%	1.23%	1.38%	1.30%	1.42%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.14%	1.17%	1.15%	1.23%	1.26%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	94.70%	88.51%	76.64%	86.87%	80.73%

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Charge-offs	$2,194	$1,099	$15	$48	$1,197	$3,356	$6,101
Recoveries	(73)	(101)	(169)	(23)	(184)	(366)	(2,271)
Net charge-offs (recoveries)	$2,121	$998	$(154)	$25	$1,013	$2,990	$3,830
Net charge-offs (recoveries) as a percent of average gross loans and leases (annualized)	0.49%	0.23%	(0.04)%	0.01%	0.25%	0.18%	0.24%

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total capital to risk-weighted assets	12.01%	11.90%	11.92%	12.18%	11.85%
Tier I capital to risk-weighted assets	9.77%	9.62%	9.60%	9.69%	9.41%
Common equity tier I capital to risk-weighted assets	9.27%	9.11%	9.09%	9.17%	8.89%
Tier I capital to adjusted assets	9.27%	9.18%	9.36%	9.45%	9.33%
Tangible common equity to tangible assets	8.74%	8.59%	8.59%	8.68%	8.63%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Commercial real estate:
Commercial real estate - owner occupied	$226,614	$226,307	$210,471	$212,698	$203,476
Commercial real estate - non-owner occupied	516,652	503,102	477,740	479,061	484,427
Land development	51,097	49,184	49,000	47,503	42,666
Construction	109,057	111,848	185,347	169,894	161,562
Multi-family	217,322	227,330	195,363	184,490	167,868
1-4 family	33,359	31,226	31,656	33,255	34,340
Total commercial real estate	1,154,101	1,148,997	1,149,577	1,126,901	1,094,339
Commercial and industrial	503,402	513,672	510,448	466,277	462,321
Direct financing leases, net	28,203	28,987	30,365	32,724	33,170
Consumer and other:
Home equity and second mortgages	7,006	7,373	7,513	8,377	8,438
Other	22,664	22,140	22,896	23,367	20,789
Total consumer and other	29,670	29,513	30,409	31,744	29,227
Total gross loans and leases receivable	1,715,376	1,721,169	1,720,799	1,657,646	1,619,057
Less:
Allowance for loan and lease losses	19,520	20,170	19,819	20,449	20,425
Deferred loan fees	741	627	823	1,000	1,402
Loans and leases receivable, net	$1,695,115	$1,700,372	$1,700,157	$1,636,197	$1,597,230
LEGACY SBA 7(a) AND EXPRESS LOAN COMPOSITION (1)

(Unaudited)	As of
(in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Performing loans:
Off-balance sheet loans	$35,029	$40,288	$44,385	$45,735	$48,989
On-balance sheet loans	19,697	21,814	23,406	24,396	26,260
Gross loans	54,726	62,102	67,791	70,131	75,249
Non-performing loans:
Off-balance sheet loans	7,290	7,287	8,294	12,471	13,036
On-balance sheet loans	12,037	14,663	16,940	14,510	13,028
Gross loans	19,327	21,950	25,234	26,981	26,064
Total loans:
Off-balance sheet loans	42,319	47,575	52,679	58,206	62,025
On-balance sheet loans	31,734	36,477	40,346	38,906	39,288
Gross loans	$74,053	$84,052	$93,025	$97,112	$101,313

SBA recourse reserve	$1,345	$1,643	$2,068	$3,276	$2,956
SBA recourse reserve as a percent of total legacy off-balance sheet loans	3.18%	3.45%	3.93%	5.63%	4.77%

(1)	Defined as SBA 7(a) and Express loans originated in 2016 and prior.

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Non-interest-bearing transaction accounts	$293,573	$280,990	$301,914	$286,345	$280,769
Interest-bearing transaction accounts	273,909	206,267	244,608	206,360	229,612
Money market accounts	674,409	678,993	596,520	579,539	516,045
Certificates of deposit	137,012	154,707	147,216	167,250	153,022
Wholesale deposits	151,476	187,859	239,387	262,212	275,851
Total deposits	$1,530,379	$1,508,816	$1,529,645	$1,501,706	$1,455,299
TRUST ASSETS COMPOSITION

(Unaudited)	As of
(in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Trust assets under management	$1,726,538	$1,651,809	$1,590,508	$1,564,821	$1,452,911
Trust assets under administration	165,660	148,711	164,517	167,124	177,416
Total trust assets	$1,892,198	$1,800,520	$1,755,025	$1,731,945	$1,630,327

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Common stockholders’ equity	$194,156	$190,792	$188,855	$185,100	$180,707
Goodwill and other intangible assets	(11,922)	(11,946)	(12,000)	(12,017)	(12,045)
Tangible common equity	$182,234	$178,846	$176,855	$173,083	$168,662
Common shares outstanding	8,566,044	8,636,085	8,699,456	8,765,136	8,785,480
Book value per share	$22.67	$22.09	$21.71	$21.12	$20.57
Tangible book value per share	21.27	20.71	20.33	19.75	19.20

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets’’ is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Common stockholders’ equity	$194,156	$190,792	$188,855	$185,100	$180,707
Goodwill and other intangible assets	(11,922)	(11,946)	(12,000)	(12,017)	(12,045)
Tangible common equity	$182,234	$178,846	$176,855	$173,083	$168,662
Total assets	$2,096,779	$2,092,793	$2,070,304	$2,005,642	$1,966,457
Goodwill and other intangible assets	(11,922)	(11,946)	(12,000)	(12,017)	(12,045)
Tangible assets	$2,084,857	$2,080,847	$2,058,304	$1,993,625	$1,954,412
Tangible common equity to tangible assets	8.74%	8.59%	8.59%	8.68%	8.63%

EFFICIENCY RATIO
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. In the judgment of the Company’s management, the adjustments made to non-interest expense and operating revenue allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Year Ended
(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Total non-interest expense	$16,773	$14,716	$17,464	$17,742	$18,244	$66,695	$62,363
Less:
Net (gain) loss on foreclosed properties	(17)	262	(21)	—	337	224	367
Amortization of other intangible assets	7	11	11	11	11	40	47
SBA recourse provision (benefit)	21	(427)	113	481	1,795	188	1,913
Tax credit investment impairment (recovery)	113	(120)	2,088	2,014	1,529	4,094	2,083
Total operating expense	$16,649	$14,990	$15,273	$15,236	$14,572	$62,149	$57,953
Net interest income	$18,474	$16,776	$16,852	$17,754	$17,115	$69,856	$67,342
Total non-interest income	7,189	5,792	5,805	4,638	4,648	23,423	18,167
Less:
Net loss on sale of securities	(42)	(4)	(1)	—	(4)	(46)	(4)
Total operating revenue	$25,705	$22,572	$22,658	$22,392	$21,767	$93,325	$85,513
Efficiency ratio	64.77%	66.41%	67.41%	68.04%	66.95%	66.59%	67.77%